Exhibit 99.1

Western Medical, Inc.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of DirectorsWestern
Medical, Inc.

We have audited the accompanying balance sheets of Western Medical, Inc. as of December 31, 2005 and 2004, and the related statements of income, shareholders’ equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Medical, Inc. at December 31, 2005 and 2004, and its results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP

Roseland, New Jersey
June 16, 2006

WESTERN MEDICAL, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

                                                Assets

Current assets:                                            2005                2004
                                                           ----                ----

     Cash                                              $  441,117          $  588,479
     Marketable securities, available for sale            897,449             513,902
     Accounts receivable, net                             635,294             655,398
     Inventories                                          942,072             859,171
     Prepaid expenses and other current assets             21,214              64,129
                                                       -----------         -----------

        Total current assets                            2,937,146           2,681,079

Property and equipment, net                                71,922              95,694
                                                       -----------         -----------

        Total assets                                   $3,009,068          $2,776,773
                                                       ===========         ============

                                 Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable and accrued expenses              $  419,069          $  477,197
    Notes payable - shareholders                          558,386             654,298
                                                       -----------         -----------

        Total liabilities                                 977,455           1,131,495
                                                       -----------         -----------

Commitments and contingencies

Shareholders' equity:
    Common stock; no par value; 100 shares authorized,
        issued and outstanding                            977,800             977,800
    Retained earnings                                   1,059,480             670,615
    Accumulated other comprehensive loss                   (5,667)             (3,137)
                                                       -----------         -----------

        Total shareholders' equity
                                                        2,031,613           1,645,278
                                                       -----------         -----------

        Totals                                         $3,009,068          $2,776,773
                                                       ===========         ===========

See Notes to Financial Statements.

WESTERN MEDICAL, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                           2005                2004
                                                           ----                ----

Net sales                                              $6,684,160          $7,106,567

Cost of sales                                           4,019,163           4,651,387
                                                       -----------         -----------

Gross profit                                            2,664,997           2,455,180

Operating expenses                                      1,811,935           1,870,174
                                                       -----------         -----------

Income from operations                                    853,062             585,006

Other income (expense):
    Interest income                                         8,269               1,572
    Investment income                                      15,854               5,126
    Interest expense - related parties                    (30,538)            (31,157)
                                                       -----------         -----------
                                                           (6,415)            (24,459)

Income before income taxes                                846,647             560,547

Provision for state income taxes                            7,782               7,674
                                                       -----------         -----------

Net income                                             $  838,865          $  552,873
                                                       ===========         ===========

See Notes to Financial Statements.

WESTERN MEDICAL, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                     Common Stock
                                  -------------------
                                                             Retained        Accumulated Other
                                  Shares       Amount        Earnings        Comprehensive Loss     Total
                                  ------       ------        --------        ------------------     -----

Balance, January 1, 2004          100        $ 977,800      $  567,742          $(1,320)         $1,544,222

Net income                                                     552,873                              552,873

Unrealized loss on marketable
    securities                                                                   (1,817)             (1,817)
                                                                                --------         -----------

Total comprehensive income                                                                          551,056

Distributions                                                 (450,000)                            (450,000)
                                  ---        ----------     -----------         --------         -----------

Balance, December 31, 2004        100          977,800         670,615           (3,137)          1,645,278

Net income                                                     838,865                              838,865

Unrealized loss on marketable
    securities                                                                   (2,530)             (2,530)
                                                                                                 -----------

Total comprehensive income                                                                          836,335

Distributions                                                 (450,000)                            (450,000)
                                  ----       ----------     -----------         --------         -----------

Balance, December 31, 2005        100        $ 977,800      $1,059,480          $(5,667)         $2,031,613
                                  ===        ==========     ===========         ========         ===========

See Notes to Financial Statements.

WESTERN MEDICAL, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                           2005                2004
                                                           ----                ----
Operating activities:

  Net income                                           $  838,865          $  552,873
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                          23,772              10,244
    Realized loss on sale of marketable securities          1,448               2,730
    Provision for inventory impairment                     14,749              24,948
    Accrued interest added to principal of shareholder
     loans                                                 30,538              31,157

    Changes in operating assets and liabilities:
      Accounts receivable                                  20,104             118,353
      Inventories                                         (97,650)           (225,097)
      Prepaid expenses and other current assets            42,915             (47,014)
      Accounts payable and accrued expenses               (58,128)             63,356
                                                       -----------         -----------

        Net cash provided by operating activities         816,613             531,550
                                                       -----------         -----------

Investing activities:
    Purchases of marketable securities                   (670,307)           (166,533)
    Proceeds from sale of marketable securities           282,782             334,394
    Purchases of property and equipment                         -             (67,640)
                                                       -----------         -----------

        Net cash provided by (used in) investing
          activities                                     (387,525)            100,221
                                                       -----------         -----------

Financing activities:
    Payments of notes payable to shareholders            (126,450)                  -
    Distributions to shareholders                        (450,000)           (450,000)
                                                       -----------         -----------

        Net cash used in financing activities            (576,450)           (450,000)
                                                       -----------         -----------

Net increase (decrease) in cash and cash equivalents     (147,362)            181,771
Cash and cash equivalents, beginning of year              588,479             406,708
                                                       -----------         -----------

Cash and cash equivalents, end of year                 $  441,117          $  588,479
                                                       ===========         ===========

Supplemental disclosure of cash flow information:
Cash paid during the year for:
  Income taxes                                         $    7,782          $   6,658

See Notes to Financial Statements.

WESTERN MEDICAL, INC.
NOTES TO FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

        Organization:

        Western Medical, Inc. (the “Company”) is a provider of wound care and wound closure products. The Company markets its products principally through independent distributors servicing the long-term, home health and acute markets in the United States and other international markets. The Company’s distribution facility is located in Chattanooga, Tennessee.

        Summary of Significant Accounting Policies:

        Use of Estimates — In conformity with accounting principles generally accepted in the United States, the preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on knowledge of current events and actions which may be undertaken in the future, actual results may ultimately differ from these estimates.

        Concentration of Credit Risk — Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with a financial institution in amounts which at times may exceed Federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. The Company has not experienced any losses in such accounts.

        As of December 31, 2005, the Company had two customers who accounted for 26% of accounts receivable and as of December 31, 2004, the Company had two customers who accounted for 23% of accounts receivable. The Company had no customer account for more than 10% of sales during the years ended December 31, 2005 or 2004.

        Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables for specific risks as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of December 31, 2005 and 2004, no allowance was required.

        Inventories – Inventories consist primarily of raw materials and finished goods valued at the lower of cost or market. Cost is determined on the basis of the first-in, first-out method.

        Property and Equipment — Property and equipment are stated at cost and are depreciated principally by the straight line method over the estimated useful lives of the assets, typically 5 years. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related lease.

        Long-Lived Assets – In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for Impairment or Disposal of Long Lived Assets” the Company reviews its long-lived assets with definitive lives whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amount of the asset or group of assets exceeds its net realizable value, the asset will be written down to its fair value.

        Marketable Securities — The Company’s marketable securities consist of investments in debt securities and open end mutual funds classified as available-for-sale, which are stated at fair value. These investments are on deposit with major financial institutions. Unrealized gains and losses on these securities are included in comprehensive income and in accumulated other comprehensive loss as a separate component of shareholders’ equity unless the decline in value is deemed to be other than temporary, in which case securities are written down to fair value and the loss is charged to income. The Company evaluates its investment securities for other-than-temporary declines based on quantitative and qualitative factors. The fair value of all securities is determined by quoted market prices. Gains or losses on securities sold are based on the specific identification method.

        Income Taxes — The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholders. This election is valid for New Jersey; however, New Jersey law requires a minimum tax of 1.33% on New Jersey taxable income and provisions for New Jersey income taxes have been included in the financial statements. Deferred tax assets and liabilities for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets and liabilities were not material as of December 31, 2005 and 2004 and no provision for deferred taxes has been recorded.

        Revenue Recognition — Sales are recorded when product is shipped, title passes to customers, and collectability is reasonably assured. Gross sales are adjusted for cash discounts, returns and allowances, and trade rebates in the same period that the related sales are recorded. Freight costs billed to and reimbursed by customers are recorded as a component of revenue. Freight costs to ship product to customers are recorded as a component of cost of sales.

        Advertising and Promotion Costs — Advertising and promotion costs are expensed as incurred and were approximately $31,000 and $14,000 in 2005 and 2004, respectively.

        Comprehensive Income — The Company follows SFAS 130, “Reporting Comprehensive Income,”(“SFAS 130”) which requires the reporting of comprehensive income in addition to net income (loss) from operations. The Company’s comprehensive income (loss) differs from net income (loss) solely due to unrealized holding gains and losses on the available-for-sale marketable securities. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

        Variable Interest Entities — Effective December 31, 2004, the Company was required to adopt FIN 46(R). Adoption would have resulted in the consolidation of a Variable Interest Entity (“VIE”) of which the Company would be considered the primary beneficiary. The Company’s variable interest in this VIE is the result of leasing facilities from JBCM Partnership (“JBCM”), a partnership which is owned by its shareholders (see Notes 4 and 5). JBCM was established for the sole purpose of acquiring and leasing the building. The Company is providing a substantial guarantee on behalf of JBCM and another related party, as discussed in Note 5. The VIE was created before December 31, 2003 and the Company was unable to obtain the information necessary to apply FIN46(R) pertaining to the cost of the building. The Company’s potential loss pursuant to guarantees is limited to the outstanding balance on the mortgage on the building which was $1,473,188 and $1,560,272 at December 31, 2005 and 2004, respectively.

2. Inventories

        Inventories include the following:

                                                December 31,
                                       2005                      2004
                               ----------------------     --------------------

Finished goods                  $       644,293            $       602,692
Raw and packaging components            297,779                    256,479

                               ----------------------     --------------------
       Total inventories        $       942,072            $       859,171
                               ======================     ====================

3. Available-for-Sale Securities

        Available-for-sale securities consist of the following:

                                                            December 31, 2005
                                           -------------------------------------------------------

                                                       Unrealized Gains in    Unrealized Losses in
                                          Estimated     Accumulated Other      Accumulated Other
                                          Fair Value   Comprehensive Income   Comprehensive Income
                                          ----------   --------------------   --------------------
Municipal securities                       $645,185                                       $(3,528)
U.S. Government Agency
Securities                                   97,256                                        (1,744)
                                           ----------  --------------------   --------------------
     Total debt securities                  742,441                                        (5,272)

Mutual funds                                155,008                                          (395)
                                           ----------  --------------------   --------------------
     Total available-for-sale securities   $897,449                                       $(5,667)
                                           ==========  ====================   ====================

                                                            December 31, 2004
                                           -------------------------------------------------------

                                                       Unrealized Gains in    Unrealized Losses in
                                          Estimated     Accumulated Other      Accumulated Other
                                          Fair Value   Comprehensive Income   Comprehensive Income
                                          ----------   --------------------   --------------------

Municipal securities                       $346,433                                       $(2,060)
U.S. Government Agency
Securities                                   48,678                                          (322)
                                           ----------  --------------------   --------------------
     Total debt securities                  395,111                                        (2,382)

Common stock                                  5,478                                        (1,208)
Mutual funds                                113,313                $   453
                                           ----------  --------------------   --------------------
     Total available-for-sale securities   $513,902                $   453                $(3,590)
                                           ==========  ====================   ====================

        During the years ended December 31, 2005 and 2004, available-for-sale securities were sold for total proceeds of $282,782 and $334,394, respectively. The gross realized losses on these sales totaled $1,448 and $2,730, respectively. For purposes of determining gross realized gains, the cost of securities sold is based on specific identification. Net unrealized holding losses on available-for-sale securities in the amount of $5,667 and $3,137 for the years ended December 31, 2005 and 2004, respectively, have been included in accumulated other comprehensive income (loss).

        Contractual maturities of available-for-sale debt securities at December 31, 2005 are as follows:

                                             Estimated
                                             Fair Value
                                             ----------

Due in 1-2 years                              $ 45,185

Due in 2-5 years                                97,256

Due after 5 years                              600,000
                                              ---------

       Total investments in debt securities   $742,441
                                              =========

        Actual maturities may differ from contractual maturities because some borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

4. Property and Equipment, net

        Property and equipment include the following:

                                                   December 31,
                                               2005            2004
                                               ----            ----

Machinery and equipment                    $  71,640        $ 71,640
Computer equipment                            76,642          76,642
Leasehold improvements                        28,905          28,905
Furniture and fixtures                         6,342           6,342
                                           ----------       ---------
       Gross property and equipment          183,529         183,529
Less accumulated depreciation and
       amortization                         (111,607)        (87,835)
                                           ----------       ---------
       Property and equipment, net         $  71,922        $ 95,694
                                           ==========       =========

5. Related Party Transactions and Balances

        Related Party Lease — The Company leases facilities under a lease that expired on December 31, 2005 from JBCM, a partnership in which the Company’s shareholders are partners. Total rent paid to the partnership was $240,000 for each of the years ended December 31, 2005 and 2004. The Company will continue to lease the facilities on a month-to-month basis and guarantee the mortgage on the leased property (see below).

        Related Party Sales — The Company’s shareholders also control another entity to which the Company made sales of approximately $192,000 and $184,000 during the years ended December 31, 2005 and 2004, respectively. Accounts receivable amounted to approximately $86,000 and $63,000 at December 31, 2005 and 2004, respectively.

        In addition, the Company made sales of approximately $10,000 and $8,000 during the years ended December 31, 2005 and 2004, respectively to another entity in which the Company’s shareholders own a majority interest. Accounts receivable amounted to approximately $1,000 and $3,000 at December 31, 2005 and 2004, respectively.

        Related Party Consulting Services — During the year ended December 31, 2005, the Company incurred and paid $150,000 for consulting services from an entity which is wholly-owned by two of the Company’s shareholders.

        Notes Payable to Shareholders — At December 31, 2005 and 2004, the Company has notes payable and accrued interest of $558,386 and $654,298, respectively, due to two of its shareholders that are due on demand. The notes are unsecured and bear interest at 5%. Interest accrued on the notes of $30,538 and $31,157 in the years ended December 31, 2005 and 2004, respectively, was added to the note principal.

        Guarantee of Related-Party Indebtedness — As of December 31, 2005 and 2004, the Company is contingently liable as guarantor with respect to $1,473,188 and $1,560,272, respectively, of mortgage debt of BCD Partnership (“BCD”) and JBCM, as co-borrowers, entities owned by the Company’s shareholders. The term of the guarantee is through August 2006. At any time through the term of the guarantee, the Company guarantees the timely payment and performance of all liabilities and of all obligations of BCD and JBCM.

6. Defined Contribution Plan

        Effective January 1, 2002, the Company adopted a defined contribution 401(k) profit sharing plan (the “Plan”) covering substantially all employees who have completed one year of service and attained the age of 21. Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 25% of their annual compensation. Company contributions to the Plan are at the discretion of management and vest to participants ratably over a two-year period. The Company recorded contributions to the Plan of $2,054 and $4,215 during the years ended December 31, 2005 and 2004, respectively.

7. Subsequent Events

        On April 18, 2006, the Company sold its products, product formulations and manufacturing specifications, inventory, customer lists, customer (to the extent assignable), manufacturing equipment, trademark registrations, trade secrets, and the right to utilize the name “Western Medical” during an 18 month post-closing transition period (collectively, the “Assets”) to Derma Sciences, Inc. (“Derma Science”), a publicly-traded company. The purchase price of the Assets was $6.5 million, together with the assumed liabilities.